Exhibit 99.1

Accenture Shareholders Approve Change in Place of Incorporation

NEW YORK; Aug. 5, 2009 — Accenture (NYSE: ACN) announced that at special meetings held today, its shareholders approved the company’s proposed change in its place of incorporation to Ireland from Bermuda.

The company anticipates completing the transaction on Sept. 1. The transaction remains subject to approval by the Supreme Court of Bermuda, which the company expects to obtain at a hearing on Aug. 14, and to the satisfaction of certain other conditions.

Also at the special meetings held today, shareholders approved the creation of distributable reserves of Accenture plc, which the company expects will be approved by the Irish High Court after completion of the transaction.

Following the change in place of incorporation, Accenture will continue to be registered with the U.S. Securities and Exchange Commission (SEC) and be subject to the same SEC reporting requirements as it is today. The company’s shares will continue to trade on the New York Stock Exchange under the ticker symbol “ACN.”

About Accenture

Accenture is a global management consulting, technology services and outsourcing company. Combining unparalleled experience, comprehensive capabilities across all industries and business functions, and extensive research on the world’s most successful companies, Accenture collaborates with clients to help them become high-performance businesses and governments. With approximately 177,000 people serving clients in more than 120 countries, the company generated net revenues of US$23.39 billion for the fiscal year ended Aug. 31, 2008. Its home page is www.accenture.com.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: Accenture may not pursue the transaction; Accenture will not be able to complete the transaction in the time period anticipated, or at all, which is dependent on actions by certain governmental and other parties, including the Supreme Court of Bermuda; the transaction might not achieve the anticipated benefits for Accenture; our results of operations could be adversely affected by economic and political conditions and the effects of these conditions on our clients’ businesses and levels of business activity; our results of operations could be negatively affected if we cannot expand and develop our services and solutions in response to changes in technology and client demand; the consulting, systems integration and technology and outsourcing markets are highly competitive and we might not be able to compete effectively; our work with government clients exposes us to additional risks in the government contracting environment; clients may not be satisfied with our services; liabilities could arise if our subcontractors or other third parties cannot deliver their project contributions on time or at all; our results of operations could be adversely affected if our clients terminate their contracts with us on short notice; our outsourcing services subject us to operational and financial risk; our results of operations may be adversely affected by the type and level of technology spending by our clients; our profitability may suffer if we are not able to maintain favorable pricing rates and utilization rates, if we cannot control our costs, or if we cannot anticipate the cost and complexity of performing our work; our business could be negatively affected by legal liability that results from our providing solutions or services; our global operations are subject to complex risks, some of which might be beyond our control; our growth and our ability to compete may be adversely affected if we cannot attract, retain and motivate our employees or efficiently utilize their skills; our business may be adversely affected if we cannot manage the organizational challenges associated with the size and expansion of our company; consolidation in the industries that we serve could adversely affect our business; our ability to attract and retain business may depend on our reputation in the marketplace; the share price of Accenture Ltd Class A common shares could be adversely affected by sales, or the anticipation of future sales, of Class A common shares held by our employees and former employees; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K, our quarterly report on Form 10-Q for the period ended May 31, 2009, and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this press release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

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Contact:

Jim McAvoy

Accenture

+1 (703) 947-3449

james.e.mcavoy@accenture.com

Alex Pachetti

Accenture

+1 (917) 452-5519

alex.pachetti@accenture.com